UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________

FORM 8-K
___________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) /
OF THE SECURITIES EXCHANGE ACT OF 1934

January 20,  2011(December 31, 2010)

IMEDICOR, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada	95-4696799
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

000-52765
(Commission File Number)

523 Avalon Gardens Drive, Nanuet, New York 10954
(Address of principal executive offices) (Zip Code)

(845) 371-7380
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to satisfy simultaneously the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities

On December 31, 2010 the Company sold, in a private placement made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), to an accredited investors (the “Investor”) 11 shares of Series “B” Preferred Stock of the Company and 24,918,128 shares of Common Stock of the Company in exchange for a Unsecured Promissory Note, dated June 30, 2008, issued by the Company to the investor with an aggregate value of $2,096,725.14 which includes the original principal amount of the Note and accrued Interest from the date of issuance of the Note.  The purchase price was $100,000 for one share of Series “B” Preferred Stock and $0.04 for one share of common stock.  The total reduction in debt to the company is $2,096,725.14

Each share of Series “B” Preferred Stock represents a 1% ownership interest in the Company on a non-dilutive basis and is convertible into shares of the Company’s Common Stock after the 12 month anniversary of the issuance of such share of Series “B” Preferred Stock.  Each share of Series “B” Preferred Stock also carries a quarterly dividend of 4.5% of the original purchase price for the first two quarters after the issuance of such share and a 2.5% quarterly dividend thereafter, payable in the Company’s Common Stock or cash, at the Company’s option.

The foregoing description of the Series “B” Preferred Stock does not purport to be complete and is qualified in its entirety by the full text of the Series “B” Preferred Stock description filed as Exhibit 4.1 hereto, and such exhibit is incorporated herein by reference.

This description does not constitute an offer to sell or the solicitation of an offer to buy any securities.  Shares sold in the private placement have not been registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act or applicable state securities laws.

Item 9.01.   Financial Statements and Exhibits

Exhibit No.

4.1	Series “B” Preferred Stock Description

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iMedicor, Inc.

Date: January 20, 2011	By:	/s/ Fred Zolla
Fred Zolla
Chief Executive Officer